EXHIBIT 21
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                SUBSIDIARIES AND JOINT VENTURE OF THE COMPANY


As of March 31, 2000, the Company owned a majority to 100% of the following securities of the following subsidiaries and Joint Venture:

                            State (Country)         Percentage of Voting
Subsidiary                  of Incorporation          Securities Owned
----------                  ----------------        --------------------
San Luis Estates, Inc.          Colorado                   100.00%
Universal Developers, Inc.      Wisconsin                  100.00%
Homespan Realty Co., Inc.       Wisconsin                  100.00%
Ecomm Group Inc.                Wisconsin                   51.00%
San Sebastian Gold Mines, Inc.  Nevada                      82.50%
Mineral San Sebastian,          El Salvador,
 S.A. de C.V.                   Central America)            52.00%
Commerce/Sanseb                 Wisconsin (and El Salvador,
 Joint Venture                  Central America)            90.00%